EXHIBIT 5.1
[Gibson, Dunn & Crutcher LLP Letterhead]
January 24, 2006
Direct Dial (949) 451-3800
Fax No. (949) 451-4220
La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, CA 92121

Re:	La Jolla Pharmaceutical Company Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of (i) 17,599,993 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Shares”), and (ii) 4,399,992 shares of common stock of the Company, par value $0.01 per share, issuable upon the exercise of certain warrants (the “Warrant Shares”).
     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been validly issued, fully paid and non-assessable. We are also of the opinion that the Warrant Shares, when issued, delivered and paid for pursuant to and in accordance with the terms of the applicable warrant agreements, will be validly issued, fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP